                                                                   EXHIBIT 10.35



                                 THIRD AMENDMENT
                                       TO
                      REVOLVING LOAN AND SECURITY AGREEMENT


         THIS THIRD AMENDMENT TO REVOLVING LOAN AND SECURITY AGREEMENT (this "Amendment") dated as of March 31, 2001 between FIRSTAR BANK, N.A., a national banking association and formerly known as Firstar Bank Milwaukee, N.A. ("Lender"), and FEATHERLITE, INC., a Minnesota corporation ("Debtor"), is as follows:

                             PRELIMINARY STATEMENTS

         A. Lender and Debtor are parties to a Revolving Loan and Security Agreement dated September 24, 1998, as amended by a letter agreement dated February 8, 1999 and by a letter agreement dated January 5, 2000 (as amended, the "Loan Agreement"). Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Loan Agreement.

         B. Debtor has requested Lender (i) to waive existing defaults of the Minimum EBITDA, Minimum Fixed Charge Coverage Ratio, Capital Expenditures, and Debt to Tangible Net Worth financial covenants set forth in Section 12 of the Loan Agreement for the periods ending in, and as of, the fiscal year ended December 31, 2000 (the "Existing Defaults"), (ii) to amend certain financial covenants for periods ending during the fiscal year ending December 31, 2001, and (iii) to increase until May 31, 2001 the amount of availability under the Line of Credit, in the form of Special Advance Availability (as defined in this Amendment), to be added to the Collateral-Obligation Ratio set forth in subsections (a) and (b) of Section 3 of the Loan Agreement.

         C. In consideration of the increase in the rate of interest payable on the Obligations, the fee payable to Lender, and the other terms and conditions provided in this Amendment, Lender is willing to waive the Existing Defaults and to so amend the Loan Agreement, all as contemplated by the terms, and subject to the conditions, of this Amendment.

                             Statement of Amendment

         In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, Lender and Debtor hereby agree as follows:

1. Amendments to Loan Documents. Subject to the satisfaction of the conditions of this Amendment, the Loan Agreement is hereby amended as follows:

         1.1 The first sentence of Section 3. COLLATERAL-OBLIGATION RATIO is hereby amended in its entirety by substituting in its stead the following:

         Without Lender's prior written consent, Debtor shall not permit advances (including, without limitation, accrued interest, expenses, fees and reserves) against Qualified Accounts and Qualified Inventory at any time outstanding to exceed the lesser of $25,000,000 or an amount equal to the sum of:

         (a) up to 85% of the amount owing on Qualified Accounts (minus payments on Qualified Accounts which are in the process of collection by Lender); plus

         (b) up to the lesser of $21,000,000 or the following percentages of Qualified Inventory at cost or wholesale market value, whichever is lower, as reflected below:

                -----------------------------------------------------------------------------------------------
                      TYPE OF                 FEATHERLITE MANUFACTURING       VANTARE DIVISION          VOGE
                QUALIFIED INVENTORY                    DIVISION                                        DIVISION
                -----------------------------------------------------------------------------------------------
                   Raw Materials                         70%                        70%                  70%

                  Work-In-Process                        70%                        70%                  70%
                   Sub-Assembly

                  Finished Goods                         70%                         0%                  0%
                -----------------------------------------------------------------------------------------------

                  plus

         (c) the Special Advance Availability, as defined, and to the extent and in the manner provided for, in subsection (h) of
                  Section 12.

         1.2 The third sentence in Section 1. LOANS AND SECURITY INTEREST, subsection (a) LOANS AND INTEREST RATE, being a description of the applicable interest rate charged by Lender, is hereby amended in its entirety by substituting in its stead the following:

         The interest rate hereunder shall be computed at an annual rate equal to the rate announced from time to time by Lender as its "prime rate", which may or may not be the best rate available at Lender.

         1.3 The following is added to the end of subsection (b) of Section 4, CREDIT FOR COLLECTIONS, to provide in its entirety as follows:

         For the purpose of determining availability under the Line of Credit, all Collections will reduce the outstanding principal balance of Qualified Accounts on the business day on which Lender's Structured Capital Division receives notice of the deposit of such Collections into the Special Account.

         1.4 The third sentence of Section 7. OTHER LOAN PROVISIONS, subsection
(a) PARTICIPATIONS, PARTICIPANT INTEREST RATE, is hereby amended in its entirety by substituting in its stead the following:

         The annual rate of interest charged to Debtor on any advances subject to participation shall be the rate announced from time to time by Lender as its "prime rate."

         1.5 Subsections (c), (d), (e) and (f) of Section 12 are hereby amended in their entirety by substituting in their stead the following:

         (c) CAPITAL EXPENDITURES. Debtor shall not make Capital Expenditures (as defined in Section 2. DEFINITIONS) (excluding aircraft purchased in replacement of any existing aircraft in the ordinary course of business) in a total amount that exceeds $1,500,000 in the aggregate for any fiscal year of Debtor ending on or after December 31, 2001.

         (d) DEBT TO TANGIBLE NET WORTH. Debtor shall maintain a ratio of Debt to Tangible Net Worth (as defined in Section 2. DEFINITIONS) not greater than 4.500 to 1.000 as of December 31, 2001 and as of the end of any fiscal year ended thereafter.

         (e)      MINIMUM EBITDA. Debtor shall achieve EBITDA (as defined in
                  Section 2. DEFINITIONS) of at least $10,000,000 for Debtor's fiscal year ending December 31, 2001 and at least $10,000,000 for each of Debtor's fiscal years ending thereafter.

         (f) MINIMUM FIXED CHARGE COVERAGE RATIO. Debtor shall not permit the Fixed Charge Coverage Ratio (as defined in Section 2. DEFINITIONS) to be less than the Fixed Charge Coverage Ratios set opposite the periods ending on the following dates:

                                    Period                             Fixed Charge Coverage Ratio
                                    ------                             ---------------------------
                  As of June 30, 2001 from
                   April 1, 2001                                              1.000 : 1.000

                  As of September 30, 2001 from
                    July 1, 2001                                              1.400 : 1.000

                  As of December 31, 2001 from
                    October 1, 2001                                           1.400 : 1.000

                  As of December 31, 2001 from
                    January 1, 2001                                           1.000 : 1.000

                  As of the end of each fiscal
                   quarter ended on and after                                 1.250 : 1.000
                   December 31, 2001 from the
                   beginning of the applicable fiscal
                   year

         1.6 Section 12 of the Loan Agreement is hereby amended to add the following subsections to provide in their entirety as follows:

         (g) FINANCIAL COVENANTS. All financial covenants set for in subsections (c), (d), (e) and (f) of Section 12 will be tested by Lender based upon Debtor's internally prepared financial statements and/or, at Lender's option, Lender's or a certified public accounting firm's audit of Debtor's financial records.

         (h) SPECIAL ADVANCE AVAILABILITY. Subject to the other terms and conditions of this Agreement, Lender will provide to Debtor, and Debtor may draw, additional revolving loan availability underneath the Line of Credit (as in effect on a date, the "Special Advance Availability"). Special Advance Availability will be added to the availability determined under subsections
                  (a) and (b) of Section 3. The Special Advance Availiability will not exceed an amount, as at any time of determination, equal to (i) $1,500,000 less (ii) the sum of all outstanding amounts drawn (or deemed to be drawn) under the Special Advance Availability as of each date of drawing by Debtor of the Special Advance Availability. Subject to the other terms and conditions of this Agreement, Special Advance Availability will be available until 5:00 p.m. on May 31, 2001 (the "Special Advance Termination Date"). As of the Special Advance Termination Date, the entire unpaid principal balance of, and all accrued interest on, that portion of the Line of Credit attributable to Special Advance Availability, if not sooner repaid, will be due and payable in full and the amount of the Special Advance Availability will be equal to zero (0) dollars; and, for purposes of this Agreement, the other Loan Documents and availability under the Line of Credit, the Special Advance Availability will be terminated. Notwithstanding anything to the contrary in this Agreement or in the other Loan Documents, payments applied to reduce the principal balance of the Line of Credit will be applied first to reduce all outstanding amounts drawn under the Special Advance Availability and second to reduce the remainder of the Line of Credit. For all purposes of this Agreement and the other Loan Documents, Debtor will be deemed to have made a drawing of the Special Advance Availability, and the Special Advance Availability will be deemed outstanding, in the amount by which the outstanding balance of the Line of Credit, as at any time of determination, exceeds availability under the Line of Credit determined under subsections (a) and (b) of Section 3.

         (i) CONTROLLED DISBURSEMENT ACCOUNT; ADVANCEMENTS. All disbursements of proceeds of the Line of Credit requested by Debtor shall be effectuated by Lender's crediting Debtor's Account No. 520002042 at Lender, which shall be structured and utilized as a controlled disbursement account in accordance with Lender's policies and procedures ("Controlled Disbursement Account"); however, Lender may at any time hereafter elect not to credit proceeds of the Line of Credit to the Controlled Disbursement Account, but instead may establish a similar non-controlled disbursement account or accounts for Debtor at Lender and disburse proceeds of the Line of Credit by crediting such non-controlled disbursement account of Debtor at Lender. Debtor hereby authorizes Lender without any further written or oral request of Debtor to make advances of the Line of Credit to Debtor in amounts necessary for the payment of checks and other items drawn on the Controlled Disbursement Account as such checks and other items are presented to Lender for payment. In addition to advances of the Line of Credit made pursuant to Lender's controlled disbursement account system, Lender will, from time to time prior to the termination of the Line of Credit and subject to the other terms and conditions of this Agreement, advance the Line of Credit via wire transfer of funds on the written request of Debtor therefor. Debtor shall specify in each such request whether an advance of the Line of Credit is requested by Debtor. If Lender receives such a request from Debtor for an advance of the Line of Credit prior to 12:00 noon, Cincinnati, Ohio time, Lender will make such advance of the Line of Credit on that same business day subject to the other terms and conditions of this Agreement. If Lender receives such a request from Debtor for an advance of the Line of Credit after 12:00 noon, Cincinnati, Ohio time, Lender will make such advance of the Line of Credit on the next business day subject to the other terms and conditions of this Agreement.

         (j) CHARGING OF LINE OF CREDIT. Debtor hereby authorizes Lender, at Lender's option, to charge any account of Debtor at Lender or charge or increase the Line of Credit for the payment or repayment of any interest or principal of Obligations, any fees, charges or other amounts due to Lender under the Loan Documents or any of the other Obligations.

         (k) SPECIAL ACCOUNT. Upon collection of Collections (as defined in subsection (a) of Section 4) and other proceeds of accounts and other Collateral from the lock box, Lender shall deposit the same in Account No. 183146490 at Lender (the "Special Account"). Any Collection or other proceeds of accounts and other Collateral received by Debtor shall be deemed held by Debtor in trust and as fiduciary for Lender, and Debtor immediately shall deliver the same, in its original form, to Lender by overnight delivery carrier into the lock box. Pending such deposit, Debtor agrees that it will not commingle any such Collection or other proceeds of accounts and other Collateral with any of Debtor's other funds or property, but will hold it separate and apart therefrom in trust for Lender until deposit is made into the lock box or Special Account or until delivery is made to Lender by overnight delivery carrier as described above. All deposits to the Special Account and the lock box shall be Lender's property and shall be subject only to the signing authority designated from time to time by Lender, and Debtor shall have no interest therein or control over such deposits or funds. Lender shall have sole access to the Special Account and the lock box, and Debtor shall have no access thereto. Lender shall have, and Debtor hereby confirms its prior grant and hereby re-grants to Lender, a lien on and security interest in all funds held in the Special Account and the lock box as security for the Obligations. The Special Account shall not be subject to any deduction, set-off, banker's lien or any other right in favor or any person other than Lender. Deposits to the Special Account shall be applied to the Obligations in such order and method of application as may be elected by Lender in its discretion exercised in good faith. Any funds in the Special Account remaining after the applications set forth in the preceding sentence ("Available Funds") will be paid over by Lender to Debtor; however, at any time on and after the occurrence of an event of default, all Available Funds may, at Lender's option be retained in the Special Account as continuing security for the Obligations. If any Collection deposited in the Special Account is dishonored or returned unpaid for any reason, Lender, in its discretion, may charge the amount of such dishonored or returned Collection directly against Debtor and any account maintained by Debtor with Lender and such amount shall be deemed part of the Obligations. Lender shall not be liable for any loss or damage resulting from any error, omission, failure or negligence on the part of Lender arising out of the lock box or Special Account, but shall be liable for any such loss or damage only to the extent of any direct, as opposed to consequential, damages suffered by Debtor from Lender's gross negligence or willful misconduct. Until a payment is received by Lender for Lender's account in Milwaukee, Wisconsin in finally collected funds, all risks associated with such payment will be borne solely by Debtor. From time to time, Lender may adopt such regulations and procedures as it may deem reasonable and appropriate with respect to the operation of the Special Account, the lock box, and the services to be provided by Lender under this Agreement.

         (l) COSTS. All reasonable costs of collection of Debtor's accounts, including, without limitation, attorney's fees, out-of-pocket expenses, administrative and recordkeeping costs, and all service charges and costs related to the establishment and maintenance of the lock box, the Controlled Disbursement Account and the Special Account shall be the sole responsibility of Debtor, whether the same are incurred by Lender or Debtor.

         (m) REPORTING OF RECEIVABLES; PAYABLES. Debtor shall deliver to Lender (a) a borrowing base certificate in the form of
                  Schedule 12(m) (a "Borrowing Base Certificate") by Tuesday of each week which certifies the applicable information as of the immediately preceding Friday and (b) reports of Debtor's sales, credits to sales or credit memoranda applicable to sales, collections and non-cash charges (from whatever source, including, without limitation, sales and noncash journals or other credits to accounts receivable and non-accounts receivable collections) for the immediately preceding calendar week (including, without limitation, a report indicating the U.S. Dollar value of Debtor's Qualified Accounts, and all other information deemed necessary by Lender to determine levels of that which is and is not Qualified Accounts). By no later than the 20th day after the end of each calendar month, or sooner if available, Debtor shall deliver to Lender monthly agings, broken down by due date, of accounts receivable, in each case reconciled to the Borrowing Base Certificate for the end of such month and Debtor's general ledger, and setting forth any changes in the reserves made for bad accounts or any extensions of the maturity of or any other material changes in the terms of any accounts, together with such further information with respect thereto as Lender may reasonably require. By no later than the 20th day after the end of each calendar month, or sooner if available, Debtor shall deliver to Lender monthly agings of accounts payable listed by invoice date, in each case reconciled to Debtor's general ledger for the end of such month.

         (n) REPORTING OF INVENTORY. By no later than the 20th day after the end of each calendar month, Debtor shall submit to Lender a perpetual inventory report reconciled to (i) the Borrowing Base Certificate for the end of such month, (ii) Debtor's inventory records, and (iii) Debtor's general ledger, broken down into such detail and with such categories as Lender shall reasonably require (including, without limitation, a report indicating the type, location, and U.S. Dollar value of Debtor's Raw Materials, Work-In-Process, Sub-Assembly and Finished Goods inventory, and all other information deemed necessary by Lender to determine levels of that which is and is not Qualified Inventory). Values shown on reports of inventory shall be at the lower of cost or market value determined in accordance with a "first in-first out" cost accounting system. By Tuesday of each week, Debtor shall deliver to Lender a Borrowing Base Certificate, which certifies the applicable information as of the immediately preceding Friday, and acceptable supporting documentation thereto, reporting the value of Debtor's inventory as of the end of the immediately preceding calendar month for which Debtor has provided an inventory report in accordance with this subsection (n) of Section 12.

         (o) AUDITS. Debtor, on demand, will pay to Lender its then current audit fee, travel and any other out-of-pocket expenses incurred by Lender in connection with its periodic audit of the books and records of Debtor. Debtor authorizes Lender to pay such fee and expenses and charge the same as an advance of the Line of Credit. Lender currently charges $850.00 per day based on an 8 hour day plus out-of-pocket expenses per auditor or field examiner for the services of its auditors and field examiners.

         1.7 The Loan Agreement is hereby amended to add as Schedule 12(m),
Schedule 12(m) attached to this Amendment.

2. Waiver of Specific Events of Default; Consideration of Additional Special Advance.

         2.1 Lender hereby waives the Existing Defaults (as defined in Preliminary Statement B to this Amendment) for the specific periods indicated in Preliminary Statement B to this Amendment. This waiver shall not extend to any other breaches of the Loan Agreement (or of any other Loan Document) by Debtor, past, present or future, including, without limitation, any violations of the above described financial covenants as of dates other than that specifically referenced in Preliminary Statement B to this Amendment. Lender is waiving the Existing Defaults based on information supplied by Debtor with respect to its current and projected financial performance.

         2.2 Debtor has requested that Lender consider providing Special Advance Availability for an additional period after May 31, 2001. Lender has apprised Debtor that Lender is not making any commitment to provide any additional Special Advance Availability beyond May 31, 2001 as of the date of this Amendment; however, Lender will, in its sole discretion, consider Debtor's request after Debtor provides appraisals, satisfactory to Lender, of Debtor's real estate and equipment and Lender is satisfied as to Debtor's financial performance after the date of this Amendment and the absence of additional events of default. Any additional Special Advance Availability, including the amount, duration, and other terms thereof, are subject to the approval of Lender's and the Participant's applicable credit authorities in their sole discretion.

3. Participant's Consent. As a condition of this Amendment, the Participant, LaSalle National Bank, shall have consented to the terms and conditions of this Amendment and shall have entered into an amendment of the Loan Participation Agreement between Lender and Participant, dated October 8, 1998, as amended.

4. Security. This Amendment is in no way intended, nor may it be construed, to impair, extinguish, or otherwise adversely affect the creation, attachment, perfection or priority of the existing security interests in, and other liens on, the Collateral or other security (or any part thereof) granted to, or held by, Lender, which existing security interests and other liens (i) Debtor acknowledges, confirms and reaffirms to Lender and (ii) continue in full force and effect.

Debtor acknowledges and agrees that the security interests and liens granted to Lender in the Collateral or other security held by Lender remain first and valid security interests and liens.

5.       Other Documents; Appraisals.

         5.1 With the signing of this Amendment, Debtor will deliver to Lender
(i) evidence satisfactory to Lender that this Amendment and the transactions contemplated hereby were duly authorized by the Board of Directors of Debtor and
(ii) such other documents, instruments, and agreements deemed necessary or desirable by Lender to effect the amendments to Debtor's credit facilities with Lender contemplated by this Amendment.

         5.2 Debtor will, at its expense, obtain appraisals of its equipment and real estate from appraisers and on terms acceptable to Lender. Debtor will obtain those appraisals no later than 45 days after the date of this Amendment.

6. Representations. To induce Lender to accept this Amendment, Debtor hereby represents and warrants to Lender as follows:

         6.1 Debtor has full power and authority to enter into, and to perform its obligations under, this Amendment, and the execution and delivery of, and the performance of its obligations under and arising out of, this Amendment have been duly authorized by all necessary corporate action.

         6.2 This Amendment constitutes the legal, valid and binding obligations of Debtor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

         6.3 Debtor's representations and warranties contained in the Loan Agreement are complete and correct as of the date of this Amendment with the same effect as though these representations and warranties had been made again on and as of the date of this Amendment, subject to those changes as are not prohibited by, or do not constitute events of default under, the Loan Agreement.

         6.4 No event of default has occurred and is continuing under the Loan Agreement.

7. Costs and Expenses; Fees. As a condition of this Amendment, Debtor will promptly on demand pay or reimburse Lender for the costs and expenses incurred by Lender in connection with this Amendment, including, without limitation, attorneys' fees. As a condition of this Agreement, Debtor will, upon the execution of this Amendment, pay to Lender an amendment fee in the amount of $50,000, which fee shall be in addition to any other fees provided for in the Loan Agreement and shall be fully earned and nonrefundable when paid.

8. Release. Debtor hereby releases Lender from any and all liabilities, damages and claims arising from or in any way related to the Obligations or the Loan Documents, other than such liabilities, damages and claims which arise after the execution of this Amendment. The foregoing release does not release or discharge, or operate to waive performance by, Lender of its express agreements and obligations stated in the Loan Documents on and after the date of this Amendment.

9. Default. Any default by Debtor in the performance of Debtor's obligations under this Amendment shall constitute an event of default under the Loan Agreement.

10. Continuing Effect of Loan Agreement. Except as expressly amended hereby, all of the provisions of the Loan Agreement are ratified and confirmed and remain in full force and effect. To the extent that any provision of this Amendment conflicts with any terms or conditions set forth in any of the other Loan Documents or any of the other agreements, instruments or documents between Debtor and Lender, the provisions of this Amendment shall supersede and control; however, future administration of the financing arrangements between Debtor and Lender shall continue to be governed by all of the terms and conditions of the Loan Agreement, except to the extent that the same have been amended and supplemented by this Amendment.

11. One Agreement; References; Fax Signature. The Loan Agreement, as amended by this Amendment, will be construed as one agreement. All references in any of the Loan Documents to the Loan Agreement will be deemed to be references to the Loan Agreement as amended by this Amendment. This Amendment may be signed by facsimile signatures, and if so signed, (i) may be relied on by each party as if the document were a manually signed original and (ii) will be binding on each party for all purposes.

12. Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

13. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

14. Entire Agreement. This Amendment sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.

15. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Wisconsin.

         IN WITNESS WHEREOF, Debtor has executed this Amendment to be effective as of the date set forth in the opening paragraph of this Amendment.



                                       FEATHERLITE, INC.


                                       By:    /s/Conrad Clement
                                          --------------------------------------
                                       Name:  Conrad Clement
                                       Title: Pres.


Accepted at Milwaukee, Wisconsin,
as of March 31, 2001

FIRSTAR BANK, N.A.


By:    /s/ Jim Tepp
   -----------------------------------
Name:  Jim Tepp
Title: Vice President

                                 Schedule 12 (m)


                           BORROWING BASE CERTIFICATE

---------------------------------------------------------------------------------------------------------------------
TO:      Firstar  Bank, National Association            Certificate No.              Certificate Date:
FROM:    Featherlite, Inc.                              Activity From:                             To:
---------------------------------------------------------------------------------------------------------------------
                                                                   A/R          R/M & SUPPLIES        WIP         F/G
---------------------------------------------------------------------------------------------------------------------
     1 Control Balance from previous cert. # 11

     2 Add: Gross Invoices from              to

     3 Less: Credit Memos from                to

     4 Total Cash Collections from             to

     5 - Non-A/R Collections from              to                    0

     6 + Discounts & Allowance from        to

     7 = Total Gross Payments Posted to A/R (4-5+6)

     8 + Misc. Debit Adjustments                                     0

     9 - Misc. Credit Adjustments                                    0

    10 A/R BALANCE THIS CERTIFICATE (1+2-3-7+8-9)

    11 INVENTORY BALANCE THIS CERTIFICATE

    12 Less Ineligibles as of

    13 Collateral Available (A/R & Inventory)

    14 Approved Rate of Advance                                     85%               70%            70%          70%

    15 Availability (13 x 14)

    16 Total Inventory Available

    17 Loan Sublimit                                                 0

    18 Lesser of Availability or Sublimit (16 or 17)

    19 Combined Availability (A/R & Inventory)

    20 Facility Cap for Revolving portion of loan only

    21 Lessor of the Facility Cap or Total Availability
       (29 or 20)

    22 Less Letters of Credit

    23 Less Loan Reserve

    24 NET AVAILABILITY (21-22-23)

    25 Loan Balance from previous cert. # 11

    26 - Total Cash Collections

    27 + Total Loan Advances

    28 + Loan Fees Charged

    29 +/- Other Adjustments

    30 = LOAN BALANCE THIS CERTIFICATE

    31 EXCESS(DEFICIT) AVAILABILITY (24-30)
---------------------------------------------------------------------------------------------------------------------
Borrower hereby certifies to the truthfulness and accuracy of this report, any attached reports, (invoice registers, cash receipts journals, monthlyA/R aging reconciled to the G/L, monthly breakdown of inventory by location and type reconciled to the G/L, and month-end open A/P listing reconciled to the G/L), and the figures set forth herein.

By:

Title:

---------------------------------------------------------------------------------------------------------------------